UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) July 25, 2011
The Hallwood Group Incorporated

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-8303	51-0261339

(Commission File Number)	(IRS Employer Identification No.)

3710 Rawlins, Suite 1500 Dallas, Texas	75219

(Address of Principal Executive Offices)	(Zip Code)
(214) 528-5588

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
     By a press release issued on July 26, 2011, the registrant, The Hallwood Group Incorporated (“Hallwood Group”, announced that the court in Ray Balestri, Trustee of the Hallwood Energy I Creditors’ Trust, as successor in interest to Hallwood Energy, L.P., Plaintiffs and FEI Shale L.P. and Hall Phoenix/Inwood Ltd., Plaintiffs in Intervention vs. The Hallwood Group Incorporated, Defendant; Adversary No. 09-03082-SGJ has issued Proposed Findings of Fact and Conclusions of Law in the matter. The court proposed that the United States District Court award damages of $3,200,000 to be allocated among the three plaintiffs and damages of $15,485,714 to FEI Shale L.P., plus in each case prejudgment and postjudgment interest and attorneys’ fees. The proposed awards are not final. Any of the parties may object to the Proposed Findings of Fact and Conclusions of Law to the United States District Court, which will then review the portions to which objections have been raised on a de novo basis. Hallwood Group intends to object to the Proposed Findings of Fact and Conclusions of Law vigorously. Until this matter is concluded, Hallwood Group does not intend to pursue its previously announced intention to transfer cash to an account with UBS AG to invest in various equities and debt.
     Reference is made to the press release filed as Exhibit 99.1 hereto. The information set forth in Exhibit 99.1 is hereby incorporated by reference herein.
     By filing this Current Report on Form 8-K, the registrant does not acknowledge that disclosure of this information is required by Regulation FD or that the information was material or non-public before the disclosure. The registrant assumes no obligation to update or supplement forward-looking statements in this statement that become untrue because of new information, subsequent events or otherwise.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit	Description
99.1	Press Release of The Hallwood Group Incorporated issued July 26, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2011	THE HALLWOOD GROUP INCORPORATED
	By:	/s/ Richard Kelley
Richard Kelley
Vice President and Chief Financial Officer

EXHIBIT INDEX

No.	Exhibit Name

99.1	Press Release of The Hallwood Group Incorporated issued July 26, 2011